Registration No. 333-138995

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVERTON CAPITAL CORPORATION
(Name of small business issuer in its charter)

Nevada	1081	98-0516425
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

EVERTON CAPITAL CORPORATION	CORPORATION TRUST COMPANY OF NEVADA
1201-1166 Alberni Street	6100 Neil Road, Suite 500
Vancouver, B.C. V6E 3Z3	Reno, Nevada 89544
(604)604-687-4777, Ext. 242	(775)688-3061
(Address and telephone of	(Name, address and telephone number of
registrant’s executive office)	agent for service)

Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509)624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.10	$200,000	$21.42

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

EVERTON CAPITAL CORPORATION
Shares of Common Stock
500,000 Minimum - 2,000,000 Maximum

     Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 500,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 500,000 shares are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 500,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at HSBC Bank Canada, 885 West Georgia Street, Vancouver, B.C. V6C 3G1, Canada. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements.

     Our common stock will be sold by Maryna Bilynska, our sole officer and director.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.030	$0.070
Per Share - Maximum	$0.10	$0.015	$0.085
Minimum	$50,000	$30,000	$20,000
Maximum	$200,000	$30,000	$170,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is __________________________.

SUMMARY OF OUR OFFERING

Our Business

     We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves, which are not in either the development or production stage. We intend solely to conduct exploration activities on one property located in the Province of British Columbia, Canada. Title to the property is recorded in the name of our president, Maryna Bilynska. The one property consists of one mining claims. We intend to explore for jade on the property.

     The property is recorded in Ms. Bilynska’s name to avoid paying additional fees. Ms. Bilynska has not provided us with a signed or executed bill of sale in our favor. Ms. Bilynska has advised us verbally that she will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Since there is no written agreement with Ms. Bilynska to transfer the property and as such it is possible, but unlikely she would transfer it to another party. In the event that the property is transferred to us, it will be transferred to a wholly owned subsidiary corporation to be formed by us and there will be no consideration for the transfer of the property. Should Ms. Bilynska transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Ms. Bilynska will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Ms. Bilynska for breach of contract because the written declaration is not executed by us and as such we are not a party to it.

     We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to fund operations.

      Our administrative office is located at 1201-1166 Alberni Street, Vancouver, BC V6E 3Z3 Canada, and our telephone number is (604) 687-4777; Ext.242 and our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89544. Our fiscal year end is August 31. Our mailing address is 1201-1166 Alberni Street, Vancouver, BC V6E 3Z3.

     Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

      Maryna Bilynska, our sole officer and director, has been affiliated with three other exploration stage mining companies that were unsuccessful in their exploration programs and all three changed their original business plans. The companies were Adera Mines Limited now Chatsworth Data Solutions, Inc.; Peloton Resources Inc. now Triangle Petroleum Corporation; and Camden Mines Limited now Xinhau China Limited. Adera Mines Limited is now engaged in the business of designing, manufacturing, and selling optical mark readers, impact recording devices and cable testers. Peloton Resources Inc. is now engaged in the business of oil and gas exploration and production. Camden Mines Limited is now engaged in the business of distributing books, periodicals, human figure and representation art pictorials, audio video products, wholesale, retail and mail order of publicly distributed electronic publications, advertisement by domestic and foreign firms in certain categories of books, and classified advertisements in China.

The Offering

     Following is a brief summary of this offering:

Securities being offered	500,000 shares of common stock minimum and 2,000,000
shares of common stock maximum, par value $0.00001
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 180
days, unless extended by our board of directors for an
additional 90 days.
Net proceeds to us	Approximately $20,000 if the minimum amount is raised and
approximately $170,000 if the maximum amount is raised.
Use of proceeds	We will use the proceeds to pay for offering expenses,
research and exploration.
Number of shares outstanding before the
offering	5,000,000
Number of shares outstanding after the
offering if all of the shares are sold	7,000,000

Selected Financial Data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of February 28, 2007	As of August 31, 2006
Balance Sheet	(Unaudited)	(Audited)
Total Assets	$12,594	$130
Total Liabilities	$26,027	$19,953
Stockholders Deficit	$(13,433)	$(20,083)
	Six Months Ended	Year Ended
	February 28, 2007	August 31, 2006
Income Statement	(Unaudited)	(Audited)
Revenue	$0	$0
Total Expenses	$9,110	$(9,373)
Net Loss	$(9,110)	$(9,373)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock. We have discussed all of the material risks below.

Risks associated with Everton Capital:

     1. Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     2. If we do not find mineralized material the property, we will cease operations in which case you will lose your investment.

     If we do not find mineralized material on the property, we will cease operations. We have no plans to pursue other exploration or mining opportunities and we have no plans to respond to any other business opportunities if we fail to find mineralized material. Further, Ms. Bilynska will not present any future business opportunities that might arise. In the event we do not find mineralized material and we cease operations, you will lose your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     3. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     4. Because we may still not have sufficient capital to complete our exploration program, even if we raise the maximum amount in this offering, we may have to sell additional securities and raise additional capital which could dilute your investment.

     We may still not have the capital to complete our exploration operations even if we raise the maximum amount of this offering. That is because we do not know what is under the ground and will not know what is under the ground until we begin exploration operations which we will not do until we raise at least the minimum amount of this offering. Therefore, we may have to sell additional securities after the offering is completed, but prior to the completion of our exploration of the property. Those shares may be sold on terms that dilute your interest in this offering.

     5. We lack an operating history, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated in May 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $18,483. The loss was a result of the issuance of stock for services, as well as the payment of fees for staking our claims, incorporation, legal and accounting. We have never had any historical revenues and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     6. Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

     Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     7. Because title to the property is held in the name of Maryna Bilynska, our president, if she transfers the property to someone other than us, we will cease operations.

     Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Maryna Bilynska, our president. If Ms. Bilynska transfers the property to a third person, the third person will obtain good title and we will have nothing. Since Ms. Bilynska is our president, she has a fiduciary duty to us in her capacity as our president and as a director. If Ms. Bilynska transfers title to a third person, other than us, we will have a cause of action against Ms. Bilynska, for breach of fiduciary duty. The amount of damages will be the value of the property as of the time of the transfer, should that ever occur. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. For a corporation to hold title to a British Columbia mining claim, the corporation must be incorporated under the laws of British Columbia. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be approximately $10,000 and would be a needless expense at this time. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

     8. Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. She has no formal training in financial accounting and management, however, she is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. While Ms. Bilynska has no formal training in financial accounting matters, she has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     9. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately seven months out of the year. This is because a snow pack of 2-3 feet usually begins to accumulate in December and lingers in places until May. The recommended field season is from early April to late November. When roads are impassible, we are unable to conduct exploration operations on the property.

     10. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     11. We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     12. Because Ms. Bilynska has decided she will only devote 10% of her time or approximately four hours per week to our operations. As such, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Ms. Bilynska, our sole officer and director devotes 10 hours a month to her duties at Callinan Mines and has other outside recreational activities consisting primarily of travel. As such, she has decided she will only be devoting 10% of her time or four hours per week to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Ms. Bilynska and may be periodically interrupted or suspended.

      13. We may have to deviate from our plan of operation, however, if you we do, we will not return any funds to you.

     Mining exploration is speculative and chancy. If we are not successful in locating mineralized material, we will have to cease operations or seek another exploration project. Whatever the outcome of our current exploration program, our officers and directors are entrusted with our management for the benefit of our stockholders. As such our management is bound to act in the best interests of our shareholders. If it is in the best interests of our shareholders to modify a proposed exploration program, expand operations into new areas, or entirely change our business operations, it must and will be done. If we deviate from our plan of operation, we will not return any funds to you.

     14. Because we only have an unrecorded written declaration with Ms. Bilynska our president, regarding transfer of title to us, should she transfer title to a third person, we will be limited to a cause of action against Ms. Bilynska for breach of fiduciary duty.

     In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Ms. Bilynska will convey title to the mineral claim to the wholly owned subsidiary corporation. Should Ms. Bilynska transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Ms. Bilynska will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Ms. Bilynska for breach of contract because the written declaration is not executed by us and as such we are not a party to it. In our opinion, an enforceable action for breach of a contract would require us to be a party to an executed agreement with Ms. Bilynska, which we are not. As such, any action we take against Ms. Bilynska will be limited to breach of fiduciary duty.

     15. Because Maryna Bilynska is our sole officer and director, if she should resign or die, we will not have an operating officer which will result in our operations suspending or ceasing. If that should occur, you could lose your investment.

     Maryna Bilynska is our sole officer and director. We are entirely dependent upon her to conduct our operations. If she should resign or die there will be no one to run us. If that should occur, until we find another person to run us, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

      16. Maryna Bilynska, our sole officer and director, has been affiliated with three other exploration stage mining companies that we unsuccessful in their exploration programs and changed their original business plan.

     Maryna Bilynska, our sole officer and director, has been affiliated with three other exploration stage mining companies that were unsuccessful in their exploration programs and all three changed their original business plans. The companies were Adera Mines Limited now Chatsworth Data Solutions, Inc.; Peloton Resources Inc. now Triangle Petroleum Corporation; and Camden Mines Limited now Xinhau China Limited. Adera Mines Limited is now engaged in the business of designing, manufacturing, and selling optical mark readers, impact recording devices and cable testers. Peloton Resources Inc. is now engaged in the business of oil and gas exploration and production. Camden Mines Limited is now engaged in the business of distributing books, periodicals, human figure and representation art pictorials, audio video products, wholesale, retail and mail order of publicly distributed electronic publications, advertisement by domestic and foreign firms in certain categories of books, and classified advertisements in China.

Risks associated with this offering:

     17. Because our sole officer and director will own more than 50% of the outstanding shares after this offering, she will be able to decide who will be directors and you may not be able to elect any directors.

     Even if we sell all 2,000,000 shares of common stock in this offering, Ms. Bilynska will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Bilynska will be able to elect all of our directors and control our operations.

     18. Because Ms. Bilynska is risking a small amount of capital and property, while you on the other hand are risking up to $200,000, as an equity investment, if we fail, you will absorb most of the loss.

     Ms. Bilynska will receive a substantial benefit from your investment. She advanced cash in the amount of $19,453. You on the other hand, will be providing all of the cash, through your equity investment, for our operations. As a result, if we cease operations for any reason, you will lose your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     19. NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

     The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

     20. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

USE OF PROCEEDS

     Our offering is being made on a $50,000 minimum $200,000 maximum self-underwritten basis. The table below sets forth the use of proceeds, if we raise $50,000; $125,000; and, $200,000.

	Minimum	$125,000	Maximum

Gross proceeds	$50,000	$125,000	$200,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$20,000	$95,000	$170,000

The net proceeds will be used as follows:

Consulting Services	$5,000	$10,000	$15,000
Core Drilling	$10,500	$78,900	$142,000
Analyzing Samples	$3,000	$3,000	$3,000
Telephone	$200	$200	$200
Mail	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$750	$1,750	$3,650
Office Equipment	$400	$1,000	$1,000
Secretary	$0	$0	$5,000

     Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

     Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant in consultation with our officers will supervise and contract for our exploration operations through independent contractors. Core drilling will cost $20.00 per foot. We drill as many holes as proceeds from the offering allow. We estimate drilling approximately 8 holes if we raise the minimum; 18 holes if we raise 62.50% of the proceeds; and, 28 holes if we raise the maximum. We estimate it will cost up to $3,000 to analyze the core samples.

     In addition we have allocated funds for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

     No proceeds from the offering will be paid to officers and directors.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to
*	the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of February 28, 2007, the net tangible book value of our shares of common stock was a deficit of ($18,483) or approximately ($0.004) per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $160,627 or approximately $0.023 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.021 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.023 per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.58% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.42% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If 62.5% of the Shares Are Sold:

     Upon completion of this offering, in the event 62.5% of the shares are sold, the net tangible book value of the 6,250,000 shares to be outstanding will be $85,627, or approximately $0.014 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.016 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.014 per share.

     After completion of this offering, if 1,250,000 shares are sold, you will own approximately 20% of the total number of shares then outstanding for which you will have made a cash investment of $125,000, or $0.10 per share. Our existing stockholders will own approximately 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If the Minimum Number of the Shares Are Sold:

     Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $1,067, or approximately $0.0001 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0019 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.0001 per share.

     After completion of this offering, if 500,000 shares are sold, you will own approximately 9.1% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90.9% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.0023)
Potential gain to existing shareholders	$170,000
Net tangible book value per share after offering	$0.023
Increase to present stockholders in net tangible book value per share
after offering	$0.025
Capital contributions	$50.00
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	7,000,000
Percentage of ownership after offering	71.42%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$(0.025)
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	0.0007%
Percentage of capital contributions by new investors	99.9993%
Percentage of ownership after offering	28.58%

Purchasers of Shares in this Offering if 62.5% of Shares Sold

Price per share	$0.10
Dilution per share	$(0.020)
Capital contributions	$125,000
Number of shares after offering held by public investors	1,250,000
Percentage of capital contributions by existing shareholders	0.0008%
Percentage of capital contributions by new investors	99.9992%
Percentage of ownership after offering	25%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$(0.009)
Capital contributions	$50,000
Percentage of capital contributions by existing shareholders	0.0009%
Percentage of capital contributions by new investors	99.9991%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9.1%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 2,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at HSBC Bank Canada. Their telephone number is 604-685-1000. The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $50,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

     If the changes above occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through our sole officer and director, Maryna Bilynska. She will receive no commission from the sale of any shares. She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Ms. Bilynska, is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

     We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America.

Section 15(g) of the Exchange Act

     Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such your ability to dispose of your shares may be adversely affected. Because the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Offering Period and Expiration Date

     This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Regulation M

     We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Procedures for Subscribing

     We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “EVERTON CAPITAL CORPORATION."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

     We were incorporated in the State of Nevada on May 9, 2006. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 400, Reno, Nevada 89544 and our business office is located at Suite 1201-1166 Alberni Street, Vancouver, B.C. V6E 3Z3. Our telephone number is (604) 687-4777; Ext. 242. Rent is provided by the President and Director of the Company at $250 per month and management fees are $250 per month.

     We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to fund operations.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

      Maryna Bilynska, our sole officer and director, has been affiliated with three other exploration stage mining companies that were unsuccessful in their exploration programs and all three changed their original business plans. The companies were Adera Mines Limited now Chatsworth Data Solutions, Inc.; Peloton Resources Inc. now Triangle Petroleum Corporation; and Camden Mines Limited now Xinhau China Limited. Adera Mines Limited is now engaged in the business of designing, manufacturing, and selling optical mark readers, impact recording devices and cable testers. Peloton Resources Inc. is now engaged in the business of oil and gas exploration and production. Camden Mines Limited is now engaged in the business of distributing books, periodicals, human figure and representation art pictorials, audio video products, wholesale, retail and mail order of publicly distributed electronic publications, advertisement by domestic and foreign firms in certain categories of books, and classified advertisements in China.

Background

     In May 2006, Maryna Bilynska, our president, acquired one mineral property in trust for us, containing one mining claim in British Columbia, Canada. The property was staked by Lloyd Brewer. Mr. Brewer was paid $2,500 to stake the claims. Mr. Brewer is a staking agent located in Vancouver British Columbia.

     Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. Ms. Bilynska paid Mr. Brewer $2,500 to stake the claims. The claims were transferred to Ms. Bilynska. The claim is recorded in Ms. Bilynska’s name to avoid paying additional fees. Ms. Bilynska has not provided us with a signed or executed bill of sale in our favor. Ms. Bilynska will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

     Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are an American corporation, we can never possess legal mining claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be approximately $10,000. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

     In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Ms. Bilynska will convey title to the property to the wholly owned subsidiary corporation. Should Ms. Bilynska transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Ms. Bilynska will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Ms. Bilynska for breach of contract because the written declaration is not executed by us and as such we are not a party to it. In our opinion, an enforceable action for breach of a contract would require us to be a party to an executed agreement with Ms. Bilynska, which we are not. As such, any action we take against Ms. Bilynska will be limited to breach of fiduciary duty.

     To date we have not performed any work on the property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company’s property, that is the province of British Columbia.

     In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company’s property is one such acquisition. Accordingly, fee simple title to the property resides with the Crown.

     The claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. The lease includes the right to use the surface for all operations reasonably related to the exploration operations.

     The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions, that is the action of some unaffiliated third party, that could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

     To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

     There are no native land claims that affect title to the property. We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

     The following is the tenure number, claim, date of recording and expiration date of the claim:

		Number of	Date of
Claim No.	Document Description	Cells	Expiration
521315	Jade Mine	9	January 18, 2008

     The claims are approximately 460 acres.

     In order to maintain the claims Ms. Bilynska must pay a fee of CDN$100 per year per claim. Ms. Bilynska can renew the claim indefinitely; the amount of the renewal will not increase for the year ending 2006. It is unknown if the fee to renew the claim will increase after 2007. There is no grace period if there is a default on the work or Ms. Bilynska misses renewing the claim. Ms. Bilynska will not cause the claim to expire as a result of not renewing the same or failing to perform work on the claim.

     The property was selected because Mr. Brewer advised us that jade has been discovered on other property nearby. Just because jade was found nearby is no assurance that there is any jade on the property. No technical information was used to select the property.

Location and Access

     The property is located within the southwestern area of British Columbia, Canada, approximately 125 miles northeast of Vancouver, near the town site of Moha. The town of Lillooet lies 16 miles to the southeast of the property.

     The property is in the Lillooet Mining Division, and is centered at approximately 50o49’30”N latitude and 122o16’20”W longitude on NTS Map Sheet 092J/16W, alternatively on BC TRIM map 092J 089.

     The property can be accessed from Lillooet by following the Bridge River Road to the town site of Moha, at this point turn north onto the Yalakom River Road. Follow this road for approximately 8 miles, at which point a rough four-wheel drive road branches from the Yalakom River Road. This road leads to, and terminates at, the property.

Map 1

YUKON
N.W.T.
ALASKA
U.S.A.
Stewart
BRITISH
COLUMBIA
Ft. St. John
Dawson Creek
ALBERTA
Prince Rupert
Smithers
Prince George
PROPERTY LOCATION
Bella Coola
Williams Lake
Pacific Ocean
Kamloops
Kelowna
Vancouver
Cranbrook
Trail
Victoria
U.S.A.
0
200km
400km
Scale 1" = 100 miles
N
EVERTON CAPITAL CORPORATION
SHULAPS JADE PROJECT
LOCATION MAP
FIGURE 1

Map 2

Physiography

     The property is located on the southern end of the Shulaps Mountain Range within the Coast Mountain Physiographic Region. The property covers the ridge, and the southern slope of the ridge, that forms the height of land from which Hell Creek originates. Elevations within the claims range from 6,200 feet to 7,700 feet. The lower elevation of 6,200 feet is located within southeastern corner of the property. The highest elevation of 7,700 feet is located northwestern quadrant of the property. The main area of interest within the project is located at 6,900 feet at the approximate center of the property.

     Slopes within the property area are moderate to steep throughout the property. Areas within the property that are above the 6,800 foot level are above the tree line and vegetation is limited to alpine grass, lichen and moss. Vegetation below this level consists primarily of stunted sub-alpine fir and pine trees

     The local climate features warm summers having an average mean summer temperature of 60oF and cold winters having an average mean winter temperature of -5oF. The Shulaps Jade area is fairly dry in the summer and a heavy snow pack is present through the winter months. The average yearly precipitation (rain) as calculated from a 30-year period is 30 inches. A snow pack of approximately ten feet begins to accumulate in mid November and lingers in places into mid May. The recommended field season for initial phases of exploration is from mid May to early November. Drilling can be carried out on a year-round basis with the aid of a bulldozer, or other snow removal equipment, to keep access roads snow-free although it would be more practical and cost effect to conduct all exploration and development of the zone to the snow-free period of the year.

     Ample water to support all phases of exploration and development is available from small lake at the headwaters of Hell Creek. Power requirements for future development is available as two high-voltage (40kW) transmission line located approximately 3 miles south of the Project. Gas or diesel powered generators would be required to provide any electrical power requirements during the exploration stage.

Regional Geology

     The property is located on the eastern flank of the Coast Crystalline Plutonic Complex, a major intrusive region of the Canadian Cordillera bounded by Intermontaine Belt on the east and the Insular Belt on the west.

     The regional geology comprises a package of highly deformed lithological units structurally enclosed between two major northwesterly striking dextral fault structures – the Yalakom Fault on the east and the Marshall Creek Fault on the west. Northeasterly trending “stress” faults occur between the two aforementioned faults throughout the length of the Shulaps Mountain Range.

     Three major assemblages occur within the area of interest.

Shulaps Ultramafic Complex

     The oldest rock unit in the Shulaps Range is the pre-middle Cretaceous age Shulaps Ultramafic Complex that is interpreted as dismembered ophiolite structurally stacked by thrust faulting. Foliation is parallel or sub-parallel to thrust planes or composition planes. Sedimentary inclusions and adjacent metasediments often have bedding parallel to the foliation within the serpentinite. The complex is a serpentinite mélange unit that represents ancient oceanic floor composed of serpentinite derived from ultramafic cumulates with knockers of ultramafic rocks, gabbro, diorite, pillowed and massive greenstone, chert, phyllite, limestone, sandstone and conglomerate.

Bridge River Complex

     The predominantly oceanic rocks of the Permian to Jurassic Bridge River Group consist of ribbon chert, argillite, pillowed to massive greenstone, with lesser amounts of limestone, gabbro, diabase, chert, volcanic greywacke, pebble conglomerate and serpentinite. The Bridge River Group rocks have been highly metamorphosed. Locally, the most common rock types are phyllite (siltstone), chert, argillite, schist and minor limestone.

Intrusive Rocks – Rexmount Porphyry

     The Rexmount Porphyry is a light grey weathered rock consisting of phenocrysts of plagioclase, hornblende, biotite and quartz set in a fine grained or aphanitic felsic groundmass. The porphyry, which is interpreted as being the intrusive equivalent of the dacite volcanics, occasionally contains laminations of epidote-chlorite parallel to the contact. Whether this is an alteration or a flow layering is not known.

Property Geology and Mineralization

     Jade outcrops at the head of Hell Creek, a northeasterly flowing tributary of the Bridge River. The mass of jade is fault bounded by serpentine of the Permian and older Shulaps Ultramafic Complex on the west and by slightly metamorphosed argillaceous sediments of the Mississippian to Jurassic age Bridge River Complex on the east.

     The tabular shaped mass is 8 feet wide and trends northwest for 980 feet to where it is cut by a granitic intrusion. The body remains open to the southeast.

     The east contact is bordered by a 1-foot wide talc zone. Cross fractures pervade the jade, trending 065 degrees and plunging 70 degrees southeast.

     The jade is described as good to fair quality, the quality being decreased by the presence of coarse tremolite patches, talc and opaque minerals.

History of Previous Work

     There is no evidence of previous exploration of the property.

Our Proposed Exploration Program

     We are prospecting for jade. Our target is mineralized material. Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. We anticipate being able to delineate a mineralized body, if one exists, within nine months of beginning exploration.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Detailed exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. Before jade retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

     We do not know if we will find mineralized material.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. Further, suppliers give preferences to larger exploration entities that purchase larger quantities of supplies from them. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of earth. Ms. Bilynska will determine where drilling will occur on the property in consultation with the consultant we hire. Ms. Bilynska will not receive fees, salary, or other compensation for his services until such time as we have adequate funds to do so. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to ALS Chemex, analytical chemists, geochemists and registered assayers located in North Vancouver, British Columbia.

     We estimate the cost of core sampling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 2,250 linear feet or 8 holes. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 21 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 20 holes to a depth of 300 feet. We will pay an exploration consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin drilling ninety days after this offering is closed, weather permitting. To date, we have not paid any fees for an exploration consultant.

     The breakdown of estimated times and dollars was made by Ms. Bilynska in consultation.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves through the use of mining engineers.

     If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans or strategy to do anything else.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have access to a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

     We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

     We anticipate starting exploration operation 90 days after of the completion of this offering weather permitting.

     If we do not find mineralized material on the property, Ms. Bilynska will allow the claim to expire and we will cease operations.

Competitive Factors

     The jade mining industry is fragmented. We compete with other exploration companies looking for jade. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the jade mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from the property. Readily available jade markets exist in Canada and around the world for the sale of jade. Therefore, we will be able to sell any jade that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We believe the cost of reclaiming the property will be $750 if we drill 8 holes and $2,250 if we drill 22 holes. We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Ms. Bilynska has agreed to pay the cost of reclaiming the property should mineralized material not be discovered.

Employees

     We intend to use the services of subcontractors for manual labor exploration work on our properties. The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section - Plan of Operations. Ms. Bilynska will handle our administrative duties. Because our sole officer and director is inexperienced with exploration, she will hire independent contractors to perform the surveying, exploration, and excavating of the property. The contractors we hire will determine the number of persons it will employ for surveying, exploration, and excavating of the property. Further, we will hire geologists and engineers as independent contractors on an as needed basis. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering. Accordingly, we cannot determine at this time the precise number of people we will retain to perform the foregoing services.

Employees and Employment Agreements

     At present, we have one employee, Maryna Bilynska, our sole officer and director. Ms. Bilynska devotes approximately 10% of her time or four hours per week to our operations. Ms. Bilynska does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to Ms. Bilynska.

Blank Check Issue

     We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to engage in mining exploration. Our specific plan is to explore for uranium on our property. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to offerings by .... start-up companies with specific business plans ... even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

      This is so even though Maryna Bilynska, our sole officer and director has been affiliated with other exploration companies that terminated their exploration programs.

      Ms. Bilynska was a secretary and a member of the board of directors of Adera Mines Limited from inception on December 30, 2003 July 31, 2006. Ms. Bilynska owned 2,500,000 shares of common stock. Ms. Bilynska shared costs for claim staking expenses, legal and accounting expenses, general and administrative expenses, exploration expenses for Adera Mines Ltd. Adera Mines completed a public offering of securities. Ms. Bilynska devoted approximately 10% of her time to the Company’s operations.

      Ms. Bilynska was a secretary and a member of the board of directors of Peloton Resources from December 11, 2003 to June 16, 2005. Ms. Bilynska did not own any shares in Peloton Resources Corporation. She devoted approximately 10% of her time to its operations.

      On September 1999 Ms. Bilynska was appointed as an officer and director of Camden Mines Limited and she was issued a total of 100,000 shares of common stock. On January 20, 2000 Ms. Bilynska resigned and returned 100,000 shares of common stock she received to Camden Mines Limited. Ms. Bilynska resigned because the company believed that Mr.Grabovetsky, Camden Mines’s director at the time, would have more time to devote to the project than Ms. Bilynska. Ms. Bilynska did not receive any consideration for the return of her shares.

Adera Mines Limited:

      In January 2004, Adera Mines Ltd. purchased one mineral claim, Gold Ledge Gold Project, situated in the Lillooet Mining Division in the Province of British Columbia, Canada. Adera Mines exploration target was to find an ore body containing gold. Success depended upon finding mineralized material. This included a determination by Adera’s consultant if the mineral claim contains mineralized material. The consultant make the determination based upon the results of Adera’s exploration. Adera had selected Madman Mining Co. Ltd. to be its consultant, a mining engineer and supervise this exploration program. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. It was stated in the Company’s prospectus that if the Company, Adera Mines, does not find mineralized material or it cannot remove mineralized material, either because it do not have the money to do it or because it is not economically feasible to do it, Adera will cease operations.

      Lloyd Brewer of Madman Mining Co. Ltd., who was hired to be Adera’s consultant, advised that it that it was prudent to divide the Phase I program into two portions; "1-A" and one "1-B." The Phase 1-A program's goal was to physically locate, geologically map and sample the 5400 and 6200 Veins. Two prospectors/geologists should spend eight days on the property for this step. The majority of the expense for this was the helicopter, used to fly the crew/camp in/out, analytical work for 30-50 rock/stream/soil samples as well as the crews' wages, vehicle rental, food, survey supplies.  The results of the Phase 1-A program, which were available within two weeks of completion of the work, assisted in determining the exact areas that the Phase 1-B program had to concentrate on.  The work completed was summarized and the results of the Phase 1-A exploration program completed on the Gold Ledge Project were as follows:

Work Performed:

      A two-man prospecting/sampling crew was on site for 8 days - between July 29 and August 5th, 2005. A total of two additional days were spent traveling to and from, and gearing up for, the project. The crew traversed the upper reaches of the Gold Ledge Claim searching for the 5400 vein and the 6200 vein as well as any other mineralization. Both quartz veins were located.

      Twelve rock samples were collected. 5 samples were taken from the 5400 vein and 7 samples were taken from the 6200 vein. An old trench was located at the 5400 vein was also discovered. This trench was cleaned out and the exposed vein was sampled.

      Twenty soil samples were collected. 10 samples were collected at 10m intervals down-slope from the 5400 vein. 10 samples were also collected at 10m intervals down-slope from the 6200 vein. The sampling was designed to detect mineralization that originated from the quartz veins and was released into the soil as the veins weather (erode).

      Eight panned stream sediment samples at the junctions of Hog Creek with other smaller creeks that flow into it. These samples were collected to test for gold that could be originating in each of the drainages.

Discussion of Results/Field Observations:

Rock Samples - Quartz Veins.

      Both the 5400 vein and the 6200 vein were located and sampled. Both veins consisted of milky bull quartz that did not contain any sulphides (barren).

      The 5400 vein is exposed in several locations over approximately 400 feet. The vein has been faulted and offsets slightly (approximately 1-foot) at each of four observed fault locations. There is not any concentration of sulphides proximal to the faults. The vein varies in width from 6 inches to 2 feet with the average width appearing to be about 12 inches. 5 samples were collected from this vein and submitted for assay. The highest gold value received was 0.02g/t Au the other 4 samples each returned values of 0.01g/t Au.

      The 6200 vein was followed for nearly 1,200 feet. The vein has also been faulted and offsets slightly (less than 1-foot) in numerous locations. Again the vein is barren of sulphides at all observed locations. The vein varies in width from 6 inches to 3 feet with the average width appearing to be again about 12 inches. 7 samples were collected from this vein and submitted for assay. The two highest gold values received are 0.12 and 0.23g/t Au. The other 5 samples each returned values of 0.01g/t Au.

Soil Samples:

      The closely spaced soil sampling lines that were emplaced down-slope from each vein did not succeed in detecting gold mineralization that would have originated in the veins. The highest gold value obtained in soil samples 14ppb. The rest of the samples returned values of less than 8ppb Au.

Stream Sediment Samples:

      The panned stream sediment samples were obtained by screening and panning approximately 50-80 pounds of sand/gravel/soil material from the creek beds at each location. The highest value obtained from the panned concentrates was 27ppb Au. The other seven samples returned values of less than 7 ppb.

Other elements:

      All rock, soil and stream sediment samples were also analyzed for 30 other elements including silver, copper, lead, zinc and arsenic. None of the 30 elements were present in economic levels.

Conclusion:

      Given the extremely poor results obtained from this program, no further work on the property was recommended. Unfortunately the combination of the rock, soil and stream sediment sampling effectively eliminated the possibility that gold occurs in economic concentrations (or even anomalous values) within the 5400 and 6200 veins or elsewhere on the property.

      Madman Mining Co. Ltd., our consultant, a mining engineer and supervisor of our exploration program, has also reviewed other mineral properties in the area and it was without exception evident that sulphides are associated with quartz vein hosted gold mineralization.

      Madman Mining Co. Ltd., our consultant, advised Adera Mines Limited to save the costs and look for another project.

Peloton Resources Ltd.

      Peloton Resources was incorporated in the State of Nevada on December 11, 2003. In December 2003, the it purchased six mineral claims situated in the Greenwood Mining Division in the Province of British Columbia, Canada. The Company's principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims.

      The property is located 180 miles east of Vancouver, near Beaverdell on the West Kettle River. The property is in the Greenwood Mining Division. Beaverdell lies eight miles to the north, on Highway 33; Kelowna and the junction with Highway 97 lies 50 miles to the north, while Rock Creek and the junction of Highways 3 and 33 is 27 miles to the south. A secondary gravel road and ATV trails provide access to most parts of the property. No improvements are required for exploration activities.

      The exploration target was to find an ore body containing gold. Our success depended upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We selected Madman Mining Co. Ltd. on February 10, 2005 to be our consultant.

      We conducted exploration on the properties. There were two mineralized areas, identified to date, within the project area; 1) the Colbi Adit with its corresponding soil geochemical anomaly; and 2) a gold in soil geochemical anomaly that is located 1,200 feet to the southeast of the adit.

      As the majority of the property was covered by snow, we proposed the following steps (which can cost-effectively be completed) be taken in preparation for the next portion of the Phase I exploration program:

1.	compilation of existing data set;

2.	acquisition of a detailed digital base map of the project area (1:2,500 scale or better with 1 to 2 meter position accuracy);

3.	emplacement of a flagged and slashed survey control (X-Y) grid over the entire property (plotting the location of claim posts, topographical features, sample locations, trails, etc.)

4.	prospecting and geological mapping be conducted on the, snow free, bluffs and cliffs at the time of the grid emplacement; and

5.	organization and scheduling of crew, camp and equipment for the next segment of the project.

      As previously reported a field crew mobilized to the site on March 2nd, 2005 established base camp and scouted access routes to the target areas within the project. Exploration work continued until March 15,2005, when the crew de-mobilized from the site after successfully emplacing 16.0km (10 line miles) of flagged control grid, collecting 90 auger soil samples and 14 rock samples (primarily from within the Colby Adit).

      The crew returned to the project between April 15th and 19th and completed detailed geological mapping, at a scale of 1:2,500, over the main target area and the Colby Creek valley. Prospecting throughout the eastern portions of the project was also completed at this time. All geological and prospecting observations have been plotted onto detailed project maps.

      Gold values for the 90 soil samples and 14 rock samples were received. The gold values were extremely low: only 15 of the soil samples returned values greater than 11ppb. The highest value for gold in soil is 62ppb obtained from a sample that was collected immediately down-slope from the entrance to the Adit (and therefore most likely reflecting waste material from the adit as opposed to a true geochemical soil sample). Six rocks were collected from within the adit and eight rocks were collected from various locations throughout the project (old pits), mineralized shears and the 2nd Anomaly Vein. The highest value received from rock samples is 1,120ppb Au (1.12g/t or 0.03oz/Ton) from within the Adit. The second highest values received were 200ppb from the 2nd Anomaly Vein. The balance of the rock samples returned values of 40ppb or less.

      Geological mapping and geochemical sampling confirm that the Adit Vein extended for approximately 700 feet. The average width of the vein appears to approximately 12” although the vein pinches and swells at several locations. The vein is highly fractured and offset by at least 12 cross-cutting faults. The amount of offset varies from a few inches to 12 feet.

      The Adit Vein produced a weak geochemical trace. Seven (7) soil samples collected adjacent to, or immediately down slope from, the adit vein returned statistically anomalous values of gold. The values of the samples were 62ppb (collected immediately down slope near waste material from the adit), 32ppb, 28ppb, 20ppb, 18ppb, 18ppb & 15ppb.

      The causative source of the “2nd Anomaly” has been located and explained. A gold in soil sample geochemical anomaly, previously detected in the 1980’s is associated with a thin quartz vein that was traced for 160 feet. During the 2005 exploration program 5 soil samples located adjacent to, or immediately downslope from, the “2nd Anomaly Vein” returned slightly anomalous values of gold. The values of the samples are 22ppb, 20ppb, 17ppb, 12ppb and 12ppb gold. The other soil samples in the vicinity of the 2nd vein were generally less than 5ppb.

      The 2nd Anomaly Vein varied in width from less than 1 inch to 4 inches and is generally about 2 inches wide. Over the 160 feet that the vein has been traced it is faulted and offset by at least 4 faults that strike roughly perpendicular to the vein. Two (2) trenches had been previously dug to test this vein. From the sloughed condition of the trenches and the size of the trees growing within them it is estimated that they were dug at least 40 years ago. The highest gold value obtained from a rock sample collected from a fairly well mineralized (pyrite) sample was 200ppb. Two other rock samples from this vein returned values of less than 40ppb.

      There is no apparent potential for horizontal extensions of the Adit vein. This was determined by both geochemical data as well as geological observations. Detailed mapping within Colby Creek, which strikes roughly perpendicular to both the Adit Vein and 2nd Anomaly Vein failed to locate any northern extension of either vein. A mafic dyke is located at the southern end of the known Adit Vein and appears to be a control in the emplacement of the vein as no evidence of the vein was found to the south of this dyke.

      There are a number of small (narrow with a short horizontal and vertical extent) gold in quartz vein occurrences on the west side of the West Kettle River. Unfortunately the Colby Project fits with the general pattern of these other occurrences. Even in a best case scenario, using historic production records and all assay/geological information to date, the project does not contain enough of a volume of gold bearing material to be economic. Basically a 700 foot strike length (213m) for a 1 foot (0.30m) wide vein yielding an average of 1/10 of an ounce gold would yield only 550 ounces of gold for every 100 (30m) vertical feet. (213m x 0.3m x 30m = 1,917m3 @ 2.6t/m3 = 4,980 tonnes x 1.1 - 5,480 Tons x 0.10/oz/Ton = ~550 ounces gold).

      This was not in the magnitude of potential that was hoped for and would not support a mining operation at current or predicted future gold prices. the general tenure of Ag, Pb, Zn metals, together with the established Au/Ag ratio that is present in mineral deposits within the Beaverdell Camp preclude them to be a real factor. It was therefore recommended that no further work be done on the property.

      As a result of the preliminary findings, the Peloton Resources decided to change its operational direction from mining exploration to oil and gas exploration, development and production. Company intended on acquiring oil and gas properties through debt and/or equity issuances. Subsequent to April 30, 2005, the Company received $80,000 for the issuance of 8,000,000 common shares

Camden Mines Limited

      Ms. Bilynska was a director of Camden Mines Ltd. from September 1999 to January 2000. Company’s registration statement was not declared effective at the time she resigned. She was involved with Camden Mines only for five months and did not participate in the decision making with regards to the exploration strategies for Camden.

Funds Received by Ms. Bilynska

      Ms. Bilynska received $25,000US for 2,500,000 restricted shares of Adera Mines Limited. She did not have any stock in Peloton Resources. and she did not receive any cash or other consideration paid to her from any source in connection with the change of control of those entities. On September 1999 Ms. Bilynska was appointed as an officer and director of Camden Mines Limited and she was issued a total of 100,000 shares of common stock restricted under rule 144. On January 20, 2000 Ms. Bilynska resigned and returned 100,000 shares of common stock to the Company which were all of the shares issued to her. Ms. Bilynska did not receive any consideration for the return of her shares.

Our Future Conduct

      Mining exploration is speculative and chancy. If we are not successful in locating mineralized material, we will have to cease operations or seek another exploration project. Whatever the outcome of our current exploration program, our officers and directors are entrusted with our management for the benefit of our stockholders. As such our management is bound to act in the best interests of our shareholders. If it is in the best interests of our shareholders to modify a proposed exploration program, expand operations into new areas, or entirely change our business operations, it must and will be done.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

     We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property, if at all. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our project and stay in business. The minimum amount of the offering will allow us to operate for at least one year. Our success or failure will be determined by what we find under the ground. The more money we raise, the more core samples we can take. The more core samples we take, the more thorough our exploration will be conducted. Since we do not know what we will find under the ground, we cannot tell you if we will be successful even if we raise the maximum amount of this offering. We will not begin exploration of the property until we raise money from this offering. We believe we will need to raise the minimum gross amount in this offering of $50,000, $20,000 net, in order to remove uncertainties surrounding our ability to continue as a going concern. The $50,000 in gross proceeds or $20,000 in net proceeds will allow us to conduct our exploration program. If we find mineralized material, we will proceed to create a development program. Development is defined as the preparation of a commercially minable deposit or reserve for extraction which is not already in production. If we do not find mineralized material, we will cease operations.

     We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a body of ore and we have determined it is economical to extract the ore from the land.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves through the use of mining engineers.

     If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything.

     We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

     In the event we complete our exploration program prior to the end of one year, and it is anticipated we will do so as reflected in the milestones that follow, if we find mineralized material we will spend the balance of the year creating a program for development of the property. If we do not find mineralized material at the conclusion of our exploration program, we will cease operations.

Milestones

     The following are our milestones and are subject to weather conditions:

1.	0-90 days after completion of the offering, retain our consultant to manage the exploration of the property. - Cost $15,000. Time of retention 0-90 days.

2.	90-180 days after completion of the offering. - Core drilling. Core drilling will cost $20.00 per foot. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling we be subcontracted to non-affiliated third parties. Time to conduct the core drilling - 90 days.

3.	180-210 days after completion of the offering. Have an independent third party analyze the samples from the core drilling. Determine if mineralized material is below the ground. If mineralized material is found, we will attempt to define the ore body. We estimate that it will cost $3,000 to analyze the core samples and will take 30 days.

     The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section - Plan of Operations. All funds for the foregoing activities will be obtained from this public offering.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of the property, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we must conduct the research and exploration of the property before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

     Legal fees in the amount of $10,000 are due to Mr. Lysiak upon SEC effectiveness. They will be paid from the proceeds of this offering. In the event the minimum amount is not raised from the offering, Ms. Bilynska, our president has agreed to pay the fees.

     In the event we create a wholly owned subsidiary corporation, we estimate the costs to be approximately $10,000. $2,500 for incorporation; $5,000 for an audit; $100 to transfer title to the property; $500 for the registered agent fee; and, up to $1,900 for potential taxes. These expenses are predicated upon the discovery of mineralized material. There is no assurance mineralized material will ever be discovered.

Results of Operations

From Inception on May 9, 2006

     We will be exploring one property containing one claim. The property has been staked and will begin our exploration plan upon completion of this offering.

     Since inception, Maryna Bilynska, our sole officer and director has paid all our expenses to stake the property, to incorporate us, and for legal and accounting expenses. Net cash provided by Ms. Bilynska from inception on May 9, 2006 to February 28, 2007 was $19,453.

Liquidity and Capital Resources

     To meet our need for cash we are attempting to raise money from this offering. We will be able to stay in business for one year if we raise at least $50,000 gross proceeds, $20,000 net proceeds. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

     Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

     As of the date of this registration statement, we have yet to begin operations and therefore we have not generated any revenues from our business operations.

     In July 2006, we issued 5,000,000 shares of common stock to Maryna Bilynska, our sole officer and director, pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933. This was accounted for as a purchase of shares of common stock, in consideration of $50.00 in cash.

     As of February 28, 2007, our total assets were $12,594 and our total liabilities were $26,027.

MANAGEMENT

Officers and Directors

     Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)

Maryna Bilynska	32	president, principal executive officer, treasurer
1201-1166 Alberni Street		principal financial officer, principal accounting officer
Vancouver, British Columbia		and the sole member of the board of directors
Canada V6E 3Z3

     The person named above has held her offices/positions since inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

     Since May 9, 2006, Maryna Bilynska has been our president, chief executive officer, secretary, treasurer, chief financial officer and the sole member of the board of directors.

     From December 30, 2003 to July 31, 2006, Ms. Bilynska was secretary and a member of the board of directors of Adera Mines Limited, an exploration stage mining company located in Vancouver British Columbia. Adera Mines Limited trades on the Bulletin Board operated by the National Association of Securities Dealers, Inc. Adera Mines Limited changed its name to Chatsworth Data Solutions, Inc. and is now engaged in the business of designing, manufacturing, and selling optical mark readers, impact recording devices and cable testers.

     From December 2003 to May 2005, Ms. Bilynska was the secretary and a member of the board of directors of Peloton Resources Inc., now Triangle Petroleum Corporation, an exploration corporation located in Vancouver, British Columbia. Triangle Petroleum Corporation filed a Form SB-2 registration statement with the Securities and Exchange Commission (SEC file no. 333-113118) on February 27, 2004, which was declared effective by the SEC on December 7, 2004. On January 7, 2005, Triangle Petroleum Corporation completed its public offering and raised $161,179. Triangle Petroleum Corporation files reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934. Triangle Petroleum Corporation is engaged in the business of oil and gas exploration and production.

     Since November 1999 Ms. Bilynska has been the office manager and since 2005 the Corporate Secretary of Callinan Mines Limited located in British Columbia. Callinan Mines is a development stage mining company. Callinan Mines does not file reports with the Securities and Exchange Commission. Callinan Mines is not engaged in exploration activities. Its operations are limited to collecting passive royalties from existing operating properties. Ms. Bilynska handles the bookkeeping and accounting of the royalties for Callinan Mines. She devotes approximately 10 hours a month to her duties with Callinan.

     From September 1999 to January 2000, Ms. Bilynska was a director of Camden Mines Limited, an exploration corporation located in Vancouver British Columbia. In September 2004, Camden Mines Limited ceased operations as an exploration corporation and changed its business purpose to a corporation distributing publications in the People’s Republic of China. Camden Mines Limited changed its name to Xinhua China Ltd. and is now engaged in the business of distributing books, periodicals, human figure and representation art pictorials, audio video products, wholesale, retail and mail order of publicly distributed electronic publications, advertisement by domestic and foreign firms in certain categories of books, and classified advertisements in China. Xinhua China Ltd. files reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934.

     From April 1999 to August 1999, Ms. Bilynska attended business law courses at Langara College, Vancouver, British Columbia. From September 1999 to November 1999, Ms. Bilynska was unemployed. From June 1998 to April 1999, Ms. Bilynska was a legal secretary at the law firm of Lando & Company, Vancouver, British Columbia.

Conflicts of Interest

     At the present time, we do not foresee a conflict of interest because we do not intend to acquire any additional properties and Ms. Bilynska does not intend to acquire any additional properties. The only conflict that we foresee is Ms. Bilynska’s devotion of time to projects that do not involve us. In the event that Ms. Bilynska ceases devoting time to our operations, she has agreed to resign as an officer and director.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by us to our officers during the last three completed fiscal years. Our fiscal year end is August 31.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Maryna Bilynska	2006	0	0	0	0	0	0	0	0
President	2005	0	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0	0

     The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year. Our fiscal year end is August 31.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Maryna Bilynska	0	0	0	0	0	0	0

     All compensation received by the officers and directors has been disclosed.

     We have not paid any officers or directors salaries in 2006, and we do not anticipate paying any officers or directors salaries at any time in 2007. We will not begin paying our officers salaries until we have adequate funds to do so.

      There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

     We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

     Our directors do not receive any compensation for serving as members of the board of directors.

Employment Contracts

     As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

     Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

     The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage of
		Shares After	Ownership After
	Number of	Offering	the Offering
	Shares	Assuming all	Assuming all of
Name and Address	Before the	of the Shares	the Shares are
Beneficial Ownership [1]	Offering	are Sold	Sold
Maryna Bilynska	5,000,000	5,000,000	71.43%
1201-1166 Alberni Street
Vancouver, British Columbia
Canada V6E 3Z3

All Officers and Directors	5,000,000	5,000,000	71.43%
as a Group (1 person)

[ 1 ]	The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Ms. Bilynska is the only "promoter" of our company.

Future Sales by Existing Stockholders

     On July 6, 2006, Maryna Bilynska, our sole officer and director, acquired 5,000,000 shares of our common stock. The 5,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers’ transaction or in a transaction directly with a market maker.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     A total of 5,000,000 shares of our stock are currently owned by our sole officer and director. She will likely sell a portion of his stock if the market price goes above $0.10. If she does sell her stock into the market, the sales may cause the market price of the stock to drop. Further, Ms. Bilynska may also sell at price levels below $0.10 per share.

     Because our sole officer and director, and a principal shareholder will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

     No common stock is subject to outstanding options, warrants or securities convertible into common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.43% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-Takeover Provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     Ms. Bilynska, our president and sole director, has not received and will not receive anything of value, directly or indirectly, from us and we have not received and will not receive any assets, services or other consideration from Ms. Bilynska, other than as described below.

     In July 2006, we issued a total of 5,000,000 shares of restricted common stock to Maryna Bilynska, our sole officer and director, in consideration of $50.00. This was accounted for as an acquisition of common stock for services, advances and cash.

     In July 2006, Ms. Bilynska advanced us $15,453 to pay for the cost of staking the property and a portion of the legal fees for this offering.

     In May 2006, Maryna Bilynska, our president, acquired one mineral property in trust for us, containing four mining claims in British Columbia, Canada. The property was staked by Lloyd Brewer. Ms. Bilynska paid Mr. Brewer $2,500 to stake the claims. The claims were transferred to Ms. Bilynska. The claim is recorded in Ms. Bilynska’s name to avoid paying additional fees. Ms. Bilynska has not provided us with a signed or executed bill of sale in our favor. Ms. Bilynska will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. In the event that the property is transferred to us, it will be transferred to a wholly owned subsidiary corporation to be formed by us and there will be no consideration for the transfer of the property should Ms. Bilynska transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Ms. Bilynska will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Ms. Bilynska for breach of contract because the written declaration is not executed by us and as such we are not a party to it. In our opinion, an enforceable action for breach of a contract would require us to be a party to an executed agreement with Ms. Bilynska, which we are not. As such, any action we take against Ms. Bilynska will be limited to breach of fiduciary duty.

     Ms. Bilynska is our only promoter. She has not received or will she receive anything of value from us, directly or indirectly in her capacity as a promoter.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to August 31, 2006, included in this prospectus have been audited by Amisano Hanson, Chartered Accounts 604 - 750 West Pender St., Vancouver, BC Canada V6C 2T7 Tel: 604.689.0188 Fax: 604.689.9773, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     During the period ended August 31, 2006, the Board of Directors of Everton engaged the firm Amisano Hanson as its independent registered public accounting firm to perform annual audits. In that report there was no adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles, with the exception of a statement regarding the uncertainty of Everton’s ability to continue as a going concern.

     Since appointment as our independent auditors through the date of this report, there were no disagreements between us and Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amisano Hanson, would have caused Amisano Hanson to make reference to the subject matter of the disagreements in connection with its report on the Everton’s financial statements for such period.

     On February 12, 2007, the Board of Directors dismissed the firm Amisano Hanson as our independent auditors.

     On February 12, 2007, we engaged the firm of Malone & Bailey, PC to act as our independent auditor and perform the requisite audit services.

     No consultations occurred between Everton and Malone & Bailey during the period ended August 31, 2006 and through February 12, 2007 regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company's financial statements, or other information provided that was an important factor considered by Everton in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an Independent Certified Public Accountant.

     Audited Financial Statements for the period ended August 31, 2006 and unaudited financial statements for the period ending February 28, 2007 follow:

EVERTON CAPITAL CORPORATION
(An Exploration Stage Company)
BALANCE SHEETS
(Unaudited)

	February 28,	August 31,
ASSETS	2007	2006

Current
Cash	$94	$130
Deferred offering cost	12,500	12,500

Total Assets	$12,594	$12,630

LIABILITIES

Current
Accounts payable and accrued liabilities	$6,574	$4,500
Related party loan	19,453	15,453

Total Liabilities	26,027	19,953

Commitments and Contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.00001 par value
100,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.00001 par value
100,000,000 shares authorized
5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	5,000	2,000
Deficit accumulated during the exploration stage	(18,483)	(9,373)

Total Stockholders’ Deficit	(13,433)	(7,323)

Total Liabilities and Stockholders’ Deficit	$12,594	$12,630

See accompanying summary of accounting policies and notes to financial statements.

EVERTON CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENTS OF EXPENSES
(Unaudited)

			May 10, 2006
	Three months	Six months	(inception)
	ended	ended	through
	February 28,	February 28,	February 28,
	2007	2007	2007

Expenses
Accounting and audit fees	$2,500	$6,074	$10,574
Consulting	750	1,500	2,500
Office and miscellaneous	18	36	409
Mineral property costs	-	-	2,500
Rent	750	1,500	2,500

Net loss for the period	$(4,018)	$(9,110)	$(18,483)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	5,000,000	5,000,000

See accompanying summary of accounting policies and notes to financial statements.

EVERTON CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

		May 10, 2006
	Six months	(inception)
	ended	through
	February 28,	February 28,
	2007	2007

Cash Flows From Operating Activities
Net loss	$(9,110)	$(18,483)
Adjustments to reconcile net loss to cash
used in operating activities:
Donated services	1,500	2,500
Donated rent	1,500	2,500
Changes in:
Accounts payable and accrued liabilities	2,074	6,574

Cash used in operating activities	(4,036)	(6,909)

Cash Flows From Financing Activities
Capital stock issued	-	50
Deferred offering cost	-	(12,500)
Increase in related party loan	4,000	19,453

Cash provided by financing activities	4,000	7,003

Increase (decrease) in cash during the period	(36)	94

Cash, beginning of the period	130	-

Cash, end of the period	$94	$94

See accompanying summary of accounting policies and notes to financial statements.

EVERTON CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIT
for the period May 10, 2006 (inception) to February 28, 2007
(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Exploration
	Number	Par Value	Capital	Stage	Total

Capital stock issued for cash	5,000,000	$50	$-	$-	$50

Donated expenses and services	-	-	2,000	-	2,000

Net loss for the period	-	-	-	(9,373)	(9,373)

Balance, as at August 31, 2006	5,000,000	50	2,000	(9,373)	(7,323)

Donated expenses and services	-	-	3,000	-	3,000

Net loss for the period	-	-	-	(9,110)	(9,110)

Balance, as at February 28, 2007	5,000,000	$50	$5,000	$(18,483)	$(13,433)

See accompanying summary of accounting policies and notes to financial statements.

EVERTON CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited interim financial statements of Everton have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Everton’s audited 2006 annual financial statements and notes thereto included elsewhere in this Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Everton’s 2006 annual financial statements have been omitted.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Everton will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Everton be unable to continue as a going concern. As at February 28, 2007, Everton has a working capital deficiency, has not generated revenues and has accumulated losses of $18,483 since inception. The continuation of Everton as a going concern is dependent upon the continued financial support from its shareholders, the ability of Everton to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Everton’s ability to continue as a going concern.

EVERTON CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007
(Unaudited)

NOTE 2 – RELATED PARTY TRANSACTIONS

Everton recorded the fair value of management fees and rent provided by a director of Everton as follows:

	Three months	Six months
	ended	ended
	February 28,	February 28,
	2007	2007

Consulting	$750	$1,500
Rent	750	1,500

	$1,500	$3,000

The related party loan is comprised of $19,453 due to a director of Everton, which is non-interest bearing, unsecured, and has no specific terms for repayment.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Everton Capital Corporation
(A Pre-exploration Stage Company)

We have audited the accompanying balance sheet of Everton Capital Corporation (An Pre-exploration Stage Company) as of August 31, 2006 and the related statement of operations, cash flows and stockholders’ deficiency for the period May 10, 2006 (Date of Inception) to August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Everton Capital Corporation as of August 31, 2006 and the results of its operations and its cash flows for the period May 10, 2006 (Date of Inception) to August 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management plans to address this substantial doubt are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	"AMISANO HANSON"
October 31, 2006	Chartered Accountants

EVERTON CAPITAL CORPORATION
(A Pre-exploration Stage Company)
BALANCE SHEET
August 31, 2006
(Stated in US Dollars)

ASSETS	2006

Current
Cash	$130

LIABILITIES

Current
Accounts payable and accrued liabilities	$4,500
Related party loan – Note 5	15,453

19,953

STOCKHOLDERS’ DEFICIENCY

Common stock, $0.00001 par value
100,000,000 shares authorized
5,000,000 shares issued	50
Preferred stock, $0.00001 par value
100,000,000 shares authorized
Additional paid-in capital – Note 5	2,000
Deferred offering costs	(12,500)
Deficit accumulated during the pre-exploration stage	(9,373)

(19,823)

$130

Nature and Continuance of Operations – Note 1
Commitments – Notes 1 and 6

SEE ACCOMPANYING NOTES

EVERTON CAPITAL CORPORATION
(A Pre-exploration Stage Company)
STATEMENT OF OPERATIONS
for the period May 10, 2006 (Date of Inception) to August 31, 2006
(Stated in US Dollars)

May 10,
2006
(Date of
Inception) to
August 31,
2006

Expenses
Accounting and audit fees	$4,500
Consulting – Note 5	1,000
Office and miscellaneous	373
Mineral property costs	2,500
Rent – Note 5	1,000

Net loss for the period	$(9,373)

Basic and diluted loss per share	$(0.00)

Weighted average number of shares outstanding	2,477,876

SEE ACCOMPANYING NOTES

EVERTON CAPITAL CORPORATION
(A Pre-exploration Stage Company)
STATEMENT OF CASH FLOWS
for the period May 10, 2006 (Date of Inception) to August 31, 2006
(Stated in US Dollars)

May 10,
2006
(Date of
Inception) to
August 31,
2006

Operating Activities
Net loss for the period	$(9,373)
Add items not affecting cash:
Consulting	1,000
Rent	1,000
Changes in non-cash working capital balances related to operations
Accounts payable and accrued liabilities	4,500

Cash used in operating activities	(2,873)

Financing Activities
Capital stock issued	50
Deferred offering cost	(12,500)
Increase in related party loan	15,453

Cash from financing activities	3,003

Increase in cash during the period	130

Cash, beginning of the period	-

Cash, end of the period	$130

SEE ACCOMPANYING NOTES

EVERTON CAPITAL CORPORATION
(A Pre-exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
for the period May 10, 2006 (Date of Inception) to August 31, 2006
(Stated in US Dollars)

					Deficit
					Accumulated
					During the
			Additional	Deferred	Pre-
	Common Shares		Paid-in	Offering	Exploration
	Number	Par Value	Capital	Costs	Stage	Total

Capital stock issued for cash
– at $0.00001	5,000,000	$50	$-	$-	$-	$50
Donated expenses and services	-	-	2,000	-	-	2,000
Deferred offering costs	-	-	-	(12,500)	-	(12,500)
Net loss for the period	-	-	-	-	(9,373)	(9,373)

Balance, as at August 31, 2006	5,000,000	$50	$2,000	$(12,500)	$(9,373)	$(19,823)

SEE ACCOMPANYING NOTES

EVERTON CAPITAL CORPORATION
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2006
(Stated in US Dollars)

Note 1 Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on May 10, 2006 and is in the pre-exploration stage. The Company has acquired a mineral property located in British Columbia and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At August 31, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $9,373 since its inception, has a working capital deficiency of $19,823 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

The Company intends to file a Form SB-2 Registration Statement with the United States Securities and Exchange Commission that includes a public offering of 2,000,000 common shares at $0.10 per share. This offering is subject to regulatory approval and the costs of this offering will be paid for from the proceeds of the financing.

Everton Capital Corporation
(A Pre-exploration Stage Company)
Notes to the Financial Statements
August 31, 2006
(Stated in US Dollars) - Page 2

Note 2 Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Pre-exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

Mineral Property

Costs of acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (“FAS”), No. 109 “Accounting for Income Taxes”. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Everton Capital Corporation
(A Pre-exploration Stage Company)
Notes to the Financial Statements
August 31, 2006
(Stated in US Dollars) - Page 3

Note 2 Summary of Significant Accounting Policies – (cont’d)

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the FAS No. 128, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

Foreign Currency Translation

The Company’s functional currency is United States (“U.S.”) dollars as substantially all of the Company’s operations use this denomination. The Company uses the U.S. dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with FAS No. 52.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and related party loan approximate their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 3 Mineral Property

Shulaps Jade Project

By a mineral property staking and sales agreement dated May 15, 2006, the Company acquired a 100% undivided right, title and interest in and to the 9-cell mineral claim known as the Shulaps Jade Project located in the Lillooet area of southwestern of British Columbia, Canada by the payment of $2,500.

Everton Capital Corporation
(A Pre-exploration Stage Company)
Notes to the Financial Statements
August 31, 2006
(Stated in US Dollars) - Page 4

Note 4 Income Taxes

The significant components of the Company’s deferred tax assets are as follows:

2006

Deferred Tax Assets
Non-capital loss carryforward	$1,406
Less:valuation allowance for deferred tax asset	(1,406)

$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss. At August 31, 2006 the Company has net operating loss carryforwards, which expire commencing in 2026, totalling approximately $9,373, the benefit of which has not been recorded in the financial statements.

Note 5 Related Party Transactions

The Company recorded the fair value of management fees and rent provided by a director of the Company as follows:

May 10, 2006
(Date of
Inception) to
August 31,
2006

Consulting	$1,000
Rent	1,000

$2,000

The related party loan is comprised of $15,453 due to a director of the Company which is non-interest bearing, unsecured and has no specific terms for repayment.

Note 6 Commitment

By an agreement dated April 26, 2006, the Company agreed to pay $22,500 ($12,500 paid) for incorporation and SB-2 registration statement preparation and filing services. The balance of the fee is payable when Form SB-2 registration payment is declared effective by the United States Securities and Exchange Commission.

     Until _____________ 2007, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which she may incur in his capacity as such, is as follows:

     1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

     2. Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

     3. Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	200
Accounting Fees and Expenses	9,000
Legal Fees and Expenses	20,000
Blue Sky Fees/Expenses	500
Transfer Agent Fees	200
TOTAL	$30,000

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Maryna Bilynska	July 6, 2006	5,000,000	$50.00
1201-1166 Alberni Street
Vancouver, British Columbia
Canada V6E 3Z3

     We issued the foregoing restricted shares of common stock to Maryna Bilynska, our president and principal executive officer, pursuant to Regulation S of the Securities Act of 1933. Ms. Bilynska is a non-US person and the transaction took place outside the United States of America. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.      EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B. All exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1*	Jade Mine Claim.
10.2*	Declaration of Trust.
23.1	Consent of Amisano Hanson , Chartered Accountants.
23.2*	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

* Previously filed

ITEM 28.      UNDERTAKINGS.

        We hereby undertake:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          ii.      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          iii.      To include any additional or changed material information on the plan of distribution.

2.      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.      For determining any liability under the Securities Act of 1933:

         i.      we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

          ii.      we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

           iii.      we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 6th of July 2007.

EVERTON CAPITAL CORPORATION

BY:	MARYNA BILYNSKA
Maryna Bilynska, President, Principal Executive
Officer, Secretary, Treasurer, Principal Financial
Officer, Principal Accounting Officer, and sole
member of the Board of Directors